UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2013

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

Entry into Employment Agreement with Steven K. Buster and New Employment Agreement with Raymond E. Dellerba.

Effective April 17, 2013, Raymond E. Dellerba retired as President and CEO of the Company. At the same time, the Boards of Directors of the Company and, its wholly owned banking subsidiary, Pacific Mercantile Bank (the Bank”) approved the appointment of Steven K. Buster as the incoming President and CEO of the Company and the Bank. In connection with these management changes, the Company and the Bank have entered into an employment agreement with Mr. Buster. Mr. Dellerba will remain in the employ of the Company and the Bank as Vice Chairman and CEO Emeritus pursuant to a new employment agreement. At the same time, the Company and the Bank and Mr. Dellerba entered into a related agreement which (i) provides that Mr. Dellerba’s new employment agreement supersedes and terminates, in its entirety, the agreement under which he was employed as CEO of the Company (the “Prior Agreement”), and (ii) also contains mutual releases among the parties (the “Related Agreement”).

Employment Agreement with Steven K. Buster

Mr. Buster is being employed as the President and Chief Executive Officer of the Company and the Bank for a term of three years under an employment agreement entered into effective April 18, 2013. Set forth below is a summary of the compensation to be paid and the benefits to be received by Mr. Buster under that agreement. This summary is not intended to be complete and is qualified in its entirety by reference to that employment agreement itself, a copy of which is attached as Exhibit 10.97 to this Current Report on Form 8-K.

Base Annual Salary. Mr. Buster’s base salary is $450,000 per year.

Bonus or Incentive Compensation. Mr. Buster will be eligible to receive annual incentive cash awards based upon achievement of performance criteria to be established, after consultation with Mr. Buster, in the sole discretion of the Board of Directors or its Compensation Committee. His maximum incentive award opportunity will be an amount equal to 50% of his annual base salary.

Stock Options. Mr. Buster is to be granted options to purchase up to 400,000 shares of Company common stock, at an exercise price equal to the fair market value of the Company’s shares on the date of grant, pursuant to the Company’s 2010 Equity Incentive Plan (the “Plan”), subject to the availability of shares under that Plan. These options will become exercisable in three approximately equal annual installments commencing on the first anniversary of the date of grant, subject to the continued employment of Mr. Buster with the Company or the Bank.

Severance Compensation.

Termination without Cause or for Good Reason. If Mr. Buster’s employment is terminated without Cause or Mr. Buster terminates his employment for Good Reason, Mr. Buster will be entitled to severance compensation consisting of a lump sum payment in an amount equal to one year of his then annual base salary.

Termination due to Disability. If Mr. Buster’s employment is terminated due to his disability, he would become entitled to receive his salary and a continuation of his medical and health care benefits for a period of six months following such termination of employment.

Termination due to Death. In the event of a termination of employment due to Mr. Buster’s death, his beneficiaries will be paid all salary and unused vacation accrued to, but unpaid as of, the date of his death.

Termination for Cause or due to Expiration of Employment Agreement. If Mr. Buster’s employment is terminated for Cause (as defined in the employment agreement) or due to the expiration of the term of that Agreement, he will not be entitled to any severance compensation.

Automobile Allowance. Mr. Buster will receive an automobile allowance of $1,250 per month to cover the costs to him of using his own automobile on Company and Bank business.

Reimbursement of Club Membership Dues and Expenses. The Bank will reimburse Mr. Buster for club membership dues and expenses, in an amount not exceeding $850 per month.

New Employment Agreement with Raymond E. Dellerba

On April 17, 2013, the Company and the Bank and Mr. Dellerba entered into a new employment agreement, pursuant to which Mr. Dellerba is being employed, for a term of two years, as Vice Chairman and CEO Emeritus of the Company and the Bank. The new employment agreement, together with the Related Agreement, amends and supersedes, in its entirety, the Prior Agreement pursuant to which Mr. Dellerba was employed as President and CEO of the Company. Set forth below is a summary of the material terms of Mr. Dellerba’s new employment agreement and the Related Agreement. The summary is not intended to be complete and is qualified in its entirety by reference to those Agreements, copies of which are attached as Exhibits 10.98 and 10.99, respectively, to this Current Report on Form 8-K.

Base Salary. Mr. Dellerba’s base salary will be $150,000 per year.

Bonus Opportunity. Mr. Dellerba may be awarded bonus or incentive compensation as determined by the Compensation Committee.

Stock Options. Mr. Dellerba’s outstanding stock options will continue to vest in accordance with their respective vesting schedules. The grant to him of additional options will be determined by the Compensation Committee.

His Prior Agreement had provided that he was entitled to receive option grants to purchase a number of shares of Company common stock equal to one-sixth of the number of shares subject to outstanding stock options held by all other participants in the Company’s equity-based incentive plans. Those provisions have been superseded in their entirety by Mr. Dellerba’s new employment agreement.

Severance Compensation. The new agreement provides that no severance compensation will be payable to Mr. Dellerba upon a termination of his employment, whether such termination is by the Company or the Bank or by him, except in the case of a termination of employment due to his disability or death. In that event Mr. Dellerba, or his estate in the event of his death, will be paid a lump sum cash payment in an amount equal to the sum of (i) any unpaid salary accrued to the date of such termination, (ii) any earned but unpaid incentive or bonus compensation in respect of the most recent fiscal year preceding Executive’s termination and (iii) the pro-rated portion of the target annual incentive compensation award, if any, for the year in which such termination occurred. In the event of a termination due to his disability, Mr. Dellerba would also remain eligible for all benefits, provided under any long-term disability programs of the Company in effect at the time of such termination, for the duration of such disability, subject to the terms and conditions of any such programs.

These severance compensation provisions amend and supersede, in their entirety, the severance compensation provisions and a “tax gross up” provision that had been contained in Mr. Dellerba’s Prior Agreement has been terminated.

Retirement Benefits. In January 2001 the Bank established an unfunded Supplemental Executive Retirement Plan (the “Retirement Plan”) for Mr. Dellerba. That Plan remains unchanged and as of January 2013 all of the benefits under that Plan had vested. Under that Plan, Mr. Dellerba is entitled to receive 180 equal monthly payments, each in the amount of $25,562. Those monthly payments commenced on February 1, 2013.

Club Membership. Mr. Dellerba’s country club membership, which had been purchased by the Bank, for use by Mr. Dellerba for business development purposes for the Bank, will be sold and the sales proceeds will be paid to the Bank.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of New Executive Officer.

Effective April 17, 2013, Mr. Buster was appointed as the President and Chief Executive Officer of the Company and the Bank.

Mr. Buster served, from 2004 through December 31, 2012, as the President, Chief Executive Officer and a director of Mechanics Bank, which is a commercial bank with assets of more than $3 billion, based in Walnut Creek California. Mr. Buster has more than 35 years of experience as a banking executive, in California, the Western United

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States and internationally. From 2000 to 2004 he served as Managing Director of US Trust Company, NA where he was responsible for all of its banking activities in the Western United States. During 1999 and 2000 Mr. Buster served as Chief Operating Officer for the District Attorney, County of Los Angeles, with responsibility for transformation of the Bureau of Child Support. During the period from 1989 through 1998, Mr. Buster served first with First Interstate Bank, and following its acquisition, with Standard Chartered Bank, in a variety of California and international roles, including in London and Singapore with significant responsibility and authority.

(d) Election of New Director.

On April 17, 2013, Mr. Buster was elected as a member of the Boards of Directors of the Company and the Bank.

Except for Mr. Buster’s employment agreement, which is described above in this Current Report on Form 8-K, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party in which Mr. Buster has a direct or indirect financial interest.

There are no family relationships between Mr. Buster and any of the other directors or officers of the Company or the Bank.

Item 7.01	Regulation FD Disclosure

On April 23, 2013, the Company issued a press release reporting the retirement of Mr. Dellerba as the Company’s President and CEO and the appointment of Mr. Buster as President and CEO of the Company and the Bank. A copy of that press release is attached as Exhibit 99.1 to this Report.

In accordance with General Instruction B. 2 of Form 8-K, the information in this Item 7.01 of this Current Report and Exhibits 99.1 and 99.2 hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information or those Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.97	Employment Agreement dated April 18, 2013 with Steven K Buster.

10.98	New Employment Agreement dated April 17, 2013 with Raymond E. Dellerba.

10.99	Agreement dated April 17, 2013 with Raymond E. Dellerba terminating the Agreement under which he was employed as the Company’s President and CEO.

99.1	Press release issued on April 23, 2013 reporting the retirement of Mr. Dellerba as the Company’s President and CEO and the appointment of Mr. Buster as the President and CEO of the Company and the Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: April 23, 2013	By:	/s/ NANCY A. GRAY
Nancy A. Gray,
Senior Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.97	Employment Agreement dated April 18, 2013 with Steven K Buster.

10.98	New Employment Agreement dated April 17, 2013 with Raymond E. Dellerba.

10.99	Agreement dated April 17, 2013 with Raymond E. Dellerba terminating the Agreement under which he was employed as the Company’s President and CEO.

99.1	Press release issued on April 23, 2013 reporting the retirement of Mr. Dellerba as the Company’s President and CEO and the appointment of Mr. Buster as the President and CEO of the Company and the Bank.

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